EXHIBIT 10.16(c)

2018 Omnibus Award Plan

Restricted Stock Unit Award

Subject to the terms and conditions set forth in this certificate,
/$ParticipantName$/ has been awarded /$AwardsGranted$/ Restricted Stock Units as follows:
Grant Date: /$GrantDate$/
Vests: as set forth in your Equity Plan account for this Award

Stanley Black & Decker, Inc.

As a member of the Stanley Black & Decker team, your skills and contributions are vital to our Company's and its Shareholders’ continued success. This award of restricted stock units provides you with the opportunity to earn significant financial rewards for your efforts and contributions to making Stanley Black & Decker the most successful company it can be.

On behalf of the Board of Directors, Congratulations.

James M. Loree
Chief Executive Officer
Stanley Black & Decker, Inc.

RESTRICTED STOCK UNIT AWARD TERMS

1. Grant of Restricted Stock Units. This certifies that Stanley Black & Decker, Inc. (the “Company”) has on the Award Date specified in this Award Certificate granted to the Participant named above an award (the “Award”) of that number of Restricted Stock Units indicated in this Award Certificate, subject to certain restrictions and on the terms and conditions contained in this Award Certificate and the 2018 Omnibus Award Plan, as amended from time to time (the “Plan”). A copy of the Plan is available upon request. In the event of any conflict between the terms of the Plan and this Award Certificate, the terms of the Plan shall govern. For purposes of this Award Certificate, if the Participant is not employed by the Company, “Employer” means the Affiliate that employs the Participant.

2. Dividend Equivalents. Amounts equal to the dividends and distributions paid on shares of the Company's Common Stock, $2.50 par value per share (the “Common Stock”), shall be accrued for the benefit of the Participant to the same extent as if each Restricted Stock Unit then held by Participant was a share of Common Stock and shall vest and be distributed to the Participant in cash as, and to the extent that, the underlying Restricted Stock Unit(s) vest.

3. Vesting. Subject to the terms and conditions of this Award Certificate and the Plan, the Restricted Stock Units shall vest in the amounts and on the dates specified in the Participant’s Merrill Lynch (or subsequent record keeper’s) account for this Award, provided the Participant remains continuously employed by the Company or an Affiliate until the applicable vesting date.

4. Settlement of Restricted Stock Units. The Restricted Stock Units will be settled as soon as reasonably practicable (but in no event later than 30 days) following the earliest to occur of (i) the applicable originally-scheduled vesting date, (ii) the Participant’s termination of employment due to Retirement, (iii) the Participant’s termination of employment due to Disability (as defined below), and (iv) the Participant’s death, in each case, at which time the applicable Restricted Stock Units shall be cancelled and in exchange therefor the Company shall cause a number of shares of Common Stock equal to the number of the Restricted Stock Units then cancelled to be issued to the Participant in book-entry form. Any shares of Common Stock issued with respect to the Restricted Stock Units shall be fully registered and freely transferable. Notwithstanding the foregoing, the Committee may, in its sole discretion, settle each vested Restricted Stock Unit in the form of: (a) cash, to the extent settlement in shares of Common Stock (a) becomes prohibited under applicable laws, (b) would require the Participant, the Company or the Employer to obtain the approval of any governmental and/or regulatory body in the Participant's country of residence (and country of employment, if different), or (c) is administratively burdensome or (b) shares of Common Stock, but the Company may require the Participant to immediately sell such shares of Common Stock if necessary to comply with applicable laws (in which case, the Participant hereby expressly authorizes the Company to issue sales instructions in relation to such shares of Common Stock on the Participant's behalf).

5. Forfeiture Upon Termination of Employment. If, prior to vesting of the Restricted Stock Units pursuant to Section 3, the Participant ceases to be continuously employed by either the Company or an Affiliate for any reason other than Retirement (as defined below), Disability (as defined below) or death, then the Participant’s rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited and no shares of Common Stock shall be issued in respect thereof. Approved leaves of absence or employment transfers between the Company or an Affiliate (or vice versa) shall not be deemed terminations or interruptions of employment for vesting of the Restricted Stock Units.

6. Death and Disability. Upon the Participant's death or if the Participant's employment is terminated as a result of the Participant's Disability, the Restricted Stock Units shall become immediately vested in full. "Disability" has the meaning provided in Section 22(e)(3) of the Code, or any successor provision.

7. Retirement. Upon the Participant's termination of employment with the Company and each of its Affiliates following the Participant's Retirement, the Restricted Stock Units shall become immediately vested in full. "Retirement" means the Participant’s termination of employment with the Company and each of its Affiliates after attaining the age of 55 and completing 10 years of service.

8. Restriction on Transfer. Restricted Stock Units shall not be assignable, alienable, saleable, or transferable. The Award shall be transferable only by will or the laws of descent and distribution. If the Participant purports to make any transfer of the Award, except as aforesaid, the Award and all rights thereunder shall terminate immediately. Notwithstanding the foregoing, the Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to receive shares of Common Stock with respect to the Restricted Stock Units upon the death of the Participant.

9. Income Tax Matters.

(a) Regardless of any action the Company or the Employer takes with respect to any or all income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant's responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of the Award, the subsequent sale of any shares of Common Stock acquired pursuant to the Award and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant's liability for Tax-Related Items.

(b) Prior to the delivery of shares of Common Stock upon the vesting of the Award, if the Participant's country of residence (and country of employment, if different) requires withholding of Tax-Related Items, the Company may withhold a sufficient number of whole shares of Common Stock otherwise issuable upon the vesting of the Award that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Common Stock. Depending on the withholding method specified in the Plan, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. In the event that the withholding of shares of Common Stock becomes prohibited under applicable law or otherwise may trigger adverse consequences to the Company or the Employer, the Company and the Employer may withhold the Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from the Participant's regular salary and/or wages or any other amounts payable to the Participant, or may require the Participant to personally make payment of the Tax-Related Items required to be withheld. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock by the Company or through the withholding of cash from the Participant's regular salary and/or wages or other amounts payable to the Participant, no shares of Common Stock will be issued to the Participant (or the Participant's estate) upon vesting or settlement of the Award unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items that the Company or the Employer determines, in its sole discretion, must be withheld or collected with respect to such Award. If the obligation for the Participant's Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, the Participant shall be deemed to have been issued the full number of shares of Common Stock issuable upon vesting, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting or any other aspect of the Award.

(c) The Participant will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant's participation in the Plan or the Participant's acquisition of shares of Common Stock that cannot be satisfied by the means described herein. The Company may refuse to deliver any shares of Common Stock due upon settlement of the Award if the Participant fails to comply with his/her obligations in connection with the Tax-Related Items as described herein. If the Participant is subject to taxation in more than one country, the Participant acknowledges that the Company, the Employer or one or more of their respective Affiliates may be required to withhold or account for Tax-Related Items in more than one country. The Participant hereby consents to any action reasonably taken by the Company and the Employer to meet the Participant's obligation for Tax-Related Items. By accepting this Award, the Participant expressly consents to the withholding of shares of Common Stock and/or withholding from the Participant's regular salary and/or wages or other amounts payable to the Participant as provided for hereunder. All other Tax-Related Items related to the Award and any shares of Common Stock delivered in payment thereof shall be the Participant's sole responsibility.

10. Legal and Tax Compliance; Cooperation. If the Participant is a resident and/or employed outside of the United States, the Participant agrees, as a condition of the grant of the Award, to repatriate all payments attributable to the shares of Common Stock acquired under the Plan (including, but not limited to, any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the Award) if required by and in accordance with local foreign exchange rules and regulations in the Participant's country of residence (and/or country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local laws, rules and regulations in the Participant's country of residence (and/or country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with his/her personal legal and tax obligations under local laws, rules and regulations in his/her country of residence (and/or country of employment, if different).

11. Data Privacy. The Company is located at 1000 Stanley Drive, New Britain Connecticut 06053 U.S.A. and grants Awards to acquire shares of Common Stock under the Plan to employees of the Company and its Affiliates, at its sole discretion. In accepting the Award granted under the Plan, the Participant should carefully review the following information about the Company’s data processing practices.

(a)Data Collection, Processing and Usage. The Company collects, processes and uses personal data of employees, including name, home address, email address and telephone number, date of birth, social insurance, passport or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Company, and details of all Awards to acquire shares of Common Stock canceled, vested, or outstanding in the Participant's favor, which the Company receives from the Participant or, if different, the Employer (“Personal Information”). If the Company grants the Participant an Award under the Plan, then the Company will collect the Participant's Personal Information for purposes of allocating shares of Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for collecting, processing and using the Participant's Personal Information will be the Company's necessity to execute its contractual obligations under this Award Certificate and to comply with its legal obligations.

(b)Stock Plan Administration Service Providers. The Company transfers the Participant's Personal Information as necessary and appropriate to Bank of America Merrill Lynch and its affiliates (“BAML”), an independent service provider based in the United States which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Participant's data with another company that serves in a similar manner. BAML will open an account for the Participant to receive and trade shares of Common Stock the Participant acquires under the Plan. The Participant will be asked to agree to separate terms and data processing practices with BAML, which is a condition of the Participant's ability to participate in the Plan.

(c)International Data Transfers. The Participant's Personal Information may be transferred to or otherwise processed in the United States or other jurisdictions besides the Participant's own. The Participant should note that the Participant's country of residence (and country of employment, if different) may have enacted data privacy laws that are different from those of the recipient country. Such transfers will be made pursuant to Company policies and data protection measures as detailed in the Company’s Employee Privacy Policy, available by contacting Participant’s local HR manager or Global Privacy Office.

(d)Data Retention. The Company will use the Participant's Personal Information as long as is necessary to implement, administer and manage the Participant's participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs the Participant's Personal Information, the Company will remove it from its systems.

(e)Voluntariness. The Participant's participation in the Plan is purely voluntary. If the Participant elects not to participate in the Plan, the Participant's decision would not affect the Participant's salary as an employee of the Employer or the Participant's career; the Participant would merely forfeit the opportunities associated with the Plan.

(f)Individual Rights. The Participant may have a number of rights under data privacy laws in the Participant's country of residence (and country of employment, if different). Depending on where the Participant is based, the Participant's rights may include the right to (i) request access or copies of Personal Information the Company processes pursuant to this Award Certificate, (ii) request to rectify incorrect Personal Information, (iii) request to delete Personal Information, (iv) request to restrict Personal Information processing, and/or (v) lodge complaints with competent authorities in the Participant's country of residence (and country of employment, if different). To receive clarification regarding the Participant's rights or to exercise the Participant's rights, the Participant should contact his/her local HR department. A response to the Participant's request will be provided consistent with applicable law.

(g)SBD Employee Privacy Notice. All collection and use of the Participant's Personal Information under this Notice is made pursuant to the Company’s Employee Privacy Notice (the “Privacy Notice”), which the Participant has previously received. Please see the Privacy Notice for additional information on the Company’s policies regarding data retention, data security and other important information.

By accepting the Award as granted under the Plan, the Participant explicitly declares that the Participant has been informed about the collection, processing and use of the Participant's Personal Information by the Company and the transfer of the Participant's Personal Information to the recipients mentioned above, including recipients located in countries that have different data protection rules than in the Participant's country of residence.

12. Insider Trading/Market Abuse Laws. By participating in the Plan, the Participant agrees to comply with the Company's policy on insider trading (to the extent that it is applicable to the Participant). The Participant further acknowledges that, depending on his/her or his/her broker’s country of residence or where the shares of Common Stock are listed, the Participant may be subject to insider trading restrictions and/or market abuse laws which may affect his/her ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., Award) or rights linked to the value of shares of Common Stock, during such times the Participant is considered to have “inside information” regarding the Company as defined by the laws or regulations in the Participant's country of residence (or country of employment, if different). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant places before he/she possessed inside information. Furthermore, the Participant could be prohibited from (a) disclosing the inside information to any third party (other than on a “need to know” basis) and (b) “tipping” third parties or causing them otherwise to buy or sell securities. The Participant understands that third parties include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company's insider trading policy. The Participant acknowledges that it is his/her personal responsibility to comply with any applicable restrictions, and that he/she should consult with his/her personal advisor on this matter.

13. Private Placement. If the Participant is a resident and/or employed outside of the United States, the Participant acknowledges that the grant of the Award is not intended to be a public offering of securities in his/her country of residence (country of employment, if different). The Participant further acknowledges that the Company has not submitted any registration statement, prospectus or other filing with any securities authority other than the U.S. Securities and Exchange Commission with respect to the grant of the Award, unless otherwise required under local law. No employee of the Company is permitted to advise the Participant on whether the Participant should acquire shares of Common Stock under the Plan or provide the Participant with any legal, tax or financial advice with respect to the grant of the Award. The acquisition of shares of Common Stock involves certain risks, and the Participant should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Common Stock under the Plan and the disposition of them. Further, the Participant should carefully review all of the materials related to the Award and the Plan, and the Participant should consult with his/her personal legal, tax and financial advisors for professional advice in relation to the Participant's personal circumstances.

14. Other. The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon settlement of the Restricted Stock Units (i) if the Common Stock is not listed on any national securities exchange, (ii) prior to the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or rulings or regulations of any governmental regulatory body, and (iii) prior to the Company obtaining any consent or approval or other clearance from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable. Shares of Common Stock to be issued in respect of Restricted Stock Units will be issued only in compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities laws, and the Participant shall comply with any requirements imposed by the Committee under such laws. If the Participant qualifies as an "affiliate" (as that term is defined in Rule 144 ("Rule 144") promulgated under the Act), upon demand by the Company, the Participant (or any person acting on his or her behalf) shall deliver to the Treasurer at the time of settlement of the Restricted Stock Units a written representation that he or she will acquire shares of Common Stock pursuant to the Plan for his or her own account, that he or she is not taking the shares of Common Stock with a view to distribution and that he or she will dispose of the shares of Common Stock only in compliance with Rule 144.

15. No Right to Continued Employment. This Award does not confer on the Participant any right with respect to the continuation of employment with the Company or any Affiliate, nor will it interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment at any time.

16. Governing Law; Venue. The Plan, this Award Certificate and all determinations made and actions taken pursuant to the Plan or Award Certificate shall be governed by the laws of the State of Connecticut, without giving effect to the conflict of laws principles thereof. Any disputes regarding this Award, the Award Certificate or the Plan shall be brought only in the United States in the state or federal courts of the State of Connecticut.

17. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Award or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

18. Binding Effect. The grant of this Award shall be binding and effective only if this Award Certificate is executed by or delivered on behalf of the Company.

19. Capitalized Terms. All capitalized terms used in this Award Certificate which are not defined in this Award Certificate shall have the meanings given them in the Plan unless the context clearly requires otherwise.

20. English Language. If the Participant is resident and/or employed outside of the United States, the Participant acknowledges and agrees that it is his/her express intent that this Award Certificate, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If the Participant has received this Award Certificate, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control.

21. Clawback/Recoupment Policy. Notwithstanding any other provision of this Award Certificate to the contrary, the Participant acknowledges and agrees that all shares of Common Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy of the Company currently in effect or as may be adopted by the Company and, in each case, as may be amended from time to time. No such policy adoption or amendment shall require the Participant's prior consent. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant's behalf, to any brokerage firm and/or third party administrator engaged by the Committee to hold the Participant's shares of Common Stock, and other amounts acquired under the Plan to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company.

22. Addendum. Notwithstanding any provisions of this Award Certificate to the contrary, the Award shall be subject to any special terms and conditions for the Participant's country of residence (and country of employment, if different), as are set forth in an applicable Addendum to this Award Certificate. Further, if the Participant transfers residence and/or employment to another country reflected in an Addendum to this Award Certificate, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations or to facilitate the operation and administration of the Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant's transfer). Any applicable Addendum shall constitute part of this Award Certificate.

23. Additional Requirements; Amendments. The Company reserves the right to impose other requirements on the Award, any shares of Common Stock acquired pursuant to the Award and the Participant's participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing. In addition, the Company reserves the right to amend the terms and conditions reflected in this Award Certificate, without the Participant's consent, either prospectively or retroactively, to the extent that such amendment does not materially affect the Participant's rights under the Award except as otherwise permitted under the Plan or this Award Certificate.

24. Nature of the Grant. In accepting the Award, the Participant hereby acknowledges that:

(a)the Plan is established voluntarily by the Company, is discretionary in nature and may be terminated, suspended or amended by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the Award is voluntary and does not create any contractual or other right to receive future Awards or benefits in lieu of an Award, even if Awards have been granted in the past;

(c)all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company;

(d)the grant of the Awards and the Participant's participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any other Affiliate shall not interfere with the ability of the Company, the Employer or any other Affiliate to terminate the Participant's employment relationship (if any);

(e)the Participant is voluntarily participating in the Plan;

(f)the Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g)the Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which are outside the scope of the Participant's employment and the

Participant's employment contract, if any;

(h)the Award and any shares of Common Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, holiday top-up, pension or retirement or welfare benefits or similar mandatory payments;

(i)the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty and the value of such shares of Common Stock acquired under the Plan may increase or decrease in the future;

(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from termination of the Participant's status as an employee (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any);

(k)on the date of termination of the Participant's status as an employee (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any), the Participant's right to participate in the Plan, if any, will terminate (for purposes of the foregoing, the Committee shall have exclusive discretion to determine the effective date the Participant is no longer an employee);

(l)neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant's local currency and the United States Dollar that may affect the value of the shares of Common Stock acquired or sold under the Plan;

(m)in consideration of the grant of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or shares of Common Stock acquired upon vesting of the Award resulting from termination of employment by the Company or the Employer, as applicable (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company, the Employer and any Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Award, the Participant shall be deemed irrevocably to have waived his/her entitlement to pursue such claim; and

(n)in the event of termination of the Participant's employment with the Company (whether or not in breach of local labor laws), the Participant's right to receive the Award and vest in the Award under the Plan, if any, will terminate effective as of the date of termination of his or her active employment as determined in the discretion of the Committee unless otherwise provided in this Award Certificate or the Plan; furthermore, in the event of termination of the Participant's employment (regardless of any contractual or local law requirements), the Participant's right to vest in the Award after such termination, if any, will be measured by the date of termination of the Participant's active employment; the Committee will have the discretion to determine the date of termination of the Participant's active employment for purposes of the Award.

25. Section 409A. For the avoidance of doubt, if the Participant is subject to U.S. income taxation and is a “specified employee” (within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the "Code")) at the time of his or her separation from service, and the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled settlement date, but will instead pay it, without interest, on the first business day of the seventh month after the Participant’s separation from service or, if earlier, on the Participant’s death.
26. Acceptance. By electronically accepting the grant of this Award, the Participant affirmatively and expressly acknowledges that he/she has read this Award Certificate, the Addendum to the Award Certificate (as applicable) and the Plan, and specifically accepts and agrees to the provisions therein. The Participant also affirmatively and expressly acknowledges that the Company, in its sole discretion, may amend the terms and conditions reflected in this Award Certificate without the Participant's consent, either prospectively or retroactively, to the extent that such amendment does not materially impair the Participant's rights under the Award, and the Participant agrees to be bound by such amendment regardless of whether notice is given to the Participant of such change.
27. Miscellaneous. All decisions or interpretations of the Committee with respect to any question arising under the Plan or this Award shall be binding, conclusive and final. The waiver by the Company of any provision of this Award shall not operate as or be construed to be a subsequent waiver of the same provision or of any other provision of the Award. The Participant agrees to execute such other agreements, documents or assignments as may be necessary or desirable to effect the purposes of this Award.